                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.




                                              /s/ ARTHUR ANDERSEN LLP



Chicago, Illinois
July 25, 1996